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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan of Illumina, Inc. of our report dated January 19, 2001, with respect to the financial statements of Illumina, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                   ERNST & YOUNG LLP

San Diego, California
September 5, 2001